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                                                                    Exhibit 11.0

                    PAMRAPO BANCORP, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
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                                                            Three Months Ended
                                                              March 31, 2001
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Net income                                                       $ 1,043,644
                                                                 ===========
Weighted average shares outstanding - basic and diluted
                                                                   2,587,848
                                                                 ===========
Basic and diluted earnings per share                             $      0.40
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